INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements listed below, of our reports dated March 11, 1994, appearing in the Annual Report on Form 10-K of K-Tron International, Inc. and subsidiaries for the fiscal year ended December 30, 1995 and to the reference to us under the heading "Selected Financial Data".

      Registration Statement No. 33-7921 on Form S-8
      Registration Statement No. 33-8043 on Form S-8
      Registration Statement No. 33-39039 on Form S-8
      Registration Statement No. 33-39040 on Form S-8
      Registration Statement No. 2-72898 on Form S-8



/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 25, 1996